UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2008

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan

On August 13, 2008, the Compensation Committee of the Board of Directors of MDU Resources Group, Inc. (the "Committee") approved a revised form of Performance Share Award Agreement (the "Agreement") to be used for future awards under the Long-Term Performance-Based Incentive Plan.  The Agreement requires forfeiture of performance shares (and related dividend equivalents) if the participant’s employment with MDU Resources Group, Inc. (the "Company") or any of its subsidiaries is terminated for any reason before the participant, as of the effective date of termination, has reached age 55 and completed 10 years of service. Performance shares (and related dividend equivalents) for those participants whose employment with the Company is terminated after the participant has reached age 55 and completed 10 years of service would be governed by the current provisions of the Agreement.  As is currently provided in the Agreement, participants whose employment is terminated for cause (as defined in the Agreement) would forfeit any performance shares (and related dividend equivalents). The Agreement is filed as Exhibit 10.1 hereto.

Election of New Directors

On August 14, 2008, the Board of Directors of the Company (the "Board") elected A. Bart Holaday and Thomas C. Knudson to the Board, effective November 1, 2008, to serve until the 2009 Annual Meeting of Stockholders.  Mr. Holaday will serve on the Audit Committee, and Mr. Knudson will serve on the Compensation Committee.  The press release announcing these appointments is filed as Exhibit 99.1 hereto.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended August 13, 2008

99.1	Press release issued August 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2008

MDU Resources Group, Inc.

By /s/ Paul K. Sandness
Paul K. Sandness General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended August 13, 2008

99.1	Press release issued August 14, 2008